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                                                                    Exhibit 10.1

                                  STRAIGHT NOTE


  $200,000                  South E1 Monte, California       February 12, 2001
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         For value received, Lee Pharmaceuticals promises to pay Mark DiSalvo or order, at South El Monte, California the sum of TWO HUNDRED THOUSAND DOLLARS, with interest from February 12, 2001, on unpaid principal at the rate of twenty
(20) per cent per annum; principal is payable monthly, commencing on April 10, 2001, with monthly principal payments of $4,000. Interest shall be calculated on the basis of the unpaid principal balance daily, based on a 365-day year, actual day month and payable monthly. Principal and interest shall be payable in lawful money of the United States. If action were instituted on this note, I promise to pay such sum as the Court may fix as attorney's fees. This note is secured by the trademark on the product brand Black-Draught(R).

  2/12/01                                       RONALD G. LEE
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  Date                               Lee Pharmaceuticals- Ronald G. Lee

  2/12/01                                     MICHAEL L. AGRESTI
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  Date                               Lee Pharmaceuticals- Michael L. Agresti